UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As originally reported in the Current Report on Form 8-K filed by Calpine Corporation (the “Company”) on March 6, 2007, effective as of February 28, 2007, E. James Macias left the Company as part of the Company’s staff reduction efforts initiated in 2006. Mr. Macias most recently served as the Company’s Senior Vice President, Contracts and Leases and was identified as one of the Company’s named executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Upon his departure, Mr. Macias was paid all earned but unpaid wages and accrued vacation.

On March 19, 2007, Mr. Macias entered into a letter agreement with the Company regarding his separation. In accordance with the Company’s U.S. Severance Program that was approved by the U.S. Bankruptcy Court overseeing the Company’s Chapter 11 cases, the letter agreement provides that Mr. Macias will receive approximately $199,996 in continued salary as severance plus reimbursement of COBRA coverage expenses through November 30, 2007, for him and his eligible dependents.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

10.1	Letter Agreement regarding Employment Separation, dated February 27, 2007, and countersigned by E. James Macias on March 19, 2007.

10.2	Severance Benefit Summary Sheet, dated February 27, 2007, for E. James Macias.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer

Date: March 22, 2007

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement regarding Employment Separation, dated February 27, 2007, and countersigned by E. James Macias on March 19, 2007.

10.2	Severance Benefit Summary Sheet, dated February 27, 2007, for E. James Macias.

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